UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 26, 2006

Date of Report (Date of earliest event reported)

Arden Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12193	95-4578533
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Boulevard,

Fourth Floor

Los Angeles, California 90025-1740

(Address and zip code of principal executive offices)

(310) 966-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On the date hereof, Arden Realty, Inc. (referred to herein as “we,” “us,” “our,” “our company”) and Arden Realty Limited Partnership (our “operating partnership”) have entered into amendments to the employment agreements with each of Messrs. Richard S. Ziman and Victor J. Coleman. Additionally, on such date our operating partnership has entered into amendments to the employment agreements with each of Messrs. Robert C. Peddicord, Howard S. Stern, and David A. Swartz. All of the foregoing amendments are referred to herein as the “employment agreement amendments.”  In addition, on the date hereof, our operating partnership has entered into consulting and restrictive covenant agreements with each of Messrs. Ziman and Coleman (collectively, the “consulting agreements”). The employment agreement amendments and consulting agreements will be effective only upon the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated December 21, 2005, by and between our company, our operating partnership, General Electric Capital Corporation (“GE”), Trizec Properties, Inc., Trizec Holdings Operating LLC, Atlas Merger Sub, Inc. and Atlas Partnership Merger Sub, Inc. (the “merger”). If the merger is not consummated, the employment agreement amendments and consulting agreements will have no force and effect, and the original terms of the employment agreements will remain in full force and effect. Mr. Richard S. Davis has also entered into an amendment to his employment agreement, which is described below.

The employment agreement amendments make the following changes to the employment agreements for Messrs. Ziman and Coleman:

•            In the event the merger occurs, each executive will resign on the day immediately following the merger (the “termination date”) and will not be entitled to any base compensation or bonus for services rendered after the merger;

•            Each executive will be paid a prorated bonus for the period from January 1, 2006 through the termination date based on the amount of his most recent annual bonus;

•            Each executive will not receive any cash severance benefits under his respective employment agreement;

•            For each executive, in the event any additional interest and/or taxes are imposed under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), an additional payment will be made to such executive so that after the payment of all interest and income and additional taxes, the executive will be in the same after-tax position as if no additional interest or tax under Section 409A had been imposed; and

•            We and our operating partnership will indemnify each executive from and against any and all claims and losses arising from his agreement to amend his employment agreement to forego his cash severance payment thereunder in exchange for continued service as a consultant with us and our operating partnership following a change in control, a sign-on bonus, a payment in exchange for restrictive covenants and a retention bonus opportunity, as described below.

The consulting agreements between our operating partnership and each of Messrs. Ziman and Coleman will only be effective upon the merger. Each consultant will provide assistance to our operating partnership on strategic planning and other matters for a term of six months beginning on the date of the merger and will be engaged on a full-time basis for the initial three months of the term and on a part-time basis for the subsequent three months. The consultants will receive compensation as follows:

•            A sign-on bonus will be paid within five business days following the merger in the amount of $2,075,000 for Mr. Ziman and $725,000 for Mr. Coleman;

•            A payment in exchange for the restrictive covenants under each consulting agreement will be paid within five business days following the merger in the amount of $5,100,000 for each of Messrs. Ziman and Coleman;

•            Subject to the conditions described below, a retention bonus will be paid within five business days following the date which is three months following the merger in the amount of $900,000 for Mr. Ziman and $300,000 for Mr. Coleman; and

•            Compensation for consulting services (the “consulting payments”) will be based on the total aggregate cash compensation (including base salary and bonus) paid to Messrs. Ziman and Coleman, respectively, by our operating partnership in 2005 (for each individual, the “base amount”). Each consultant’s monthly compensation will be equivalent on an annualized basis to (a) 100% of his base amount during the full-time period and (b) 50% of his base amount during the part-time period. The base amounts will be $1,793,750 for Mr. Ziman and $1,458,000 for Mr. Coleman.

Each consultant will be subject to a non-solicitation covenant during the consulting term and for a period of 24 months thereafter under which each consultant may not solicit (or have others solicit on his behalf) any of the tenants of properties owned or managed by our operating partnership or any of its parent companies or subsidiaries and will, together with our operating partnership, also be subject to a mutual non-disparagement covenant during the consulting term and for a period of twelve months thereafter.

Each consulting agreement provides for certain indemnifications from our operating partnership from claims and losses arising from his performance of the consulting services, including an indemnity and gross-up for tax matters under Section 409A and Section 280G of the Internal Revenue Code.

Each consulting agreement may be terminated at any time by the consultant or our operating partnership with 30 days advance written notice. In the event of such termination, the consultant will be paid the consulting payments and expenses due under the consulting agreement up to the date of such termination. In the event the consulting agreement is terminated by our operating partnership without “cause” (as defined in each consulting agreement), by the consultant for cause or due to his death or disability, the consultant will also receive the retention bonus described above. However, the consultant will not receive the retention bonus in the event he terminates his consulting agreement without cause. Either party may cancel the consulting agreement for cause by providing written notice and an opportunity to cure at least three days prior to the cancellation date.

The employment agreement amendments make the following changes to the employment agreements for Messrs. Stern, Peddicord and Swartz:

•            For each executive, his employment agreement will expire on the date which is twelve months following the merger and his employment with our operating partnership or any of its affiliates following the merger will be on an at-will basis. Accordingly, our operating partnership may terminate each executive’s employment and his employment agreement at any time and for any reason;

•            Pursuant to offer letters delivered to each executive, the base compensation and bonus amounts, respectively, for each executive will be paid in the following amounts:  $375,000 and $395,000, respectively, for Mr. Stern; $460,000 and $500,000, respectively, for Mr. Peddicord; and $315,000 and $345,000, respectively, for Mr. Swartz;

•            For each executive, in the event any additional interest and/or taxes are imposed under Section 409A, an additional payment will be made to such executive so that after the payment of all interest and income and additional taxes, the executive will be in the same after-tax position as if no additional interest or tax under Section 409A had been imposed;

•            Following the merger, each executive will not be entitled to any cash severance payment described in his employment agreement;

•            Within five business days following the merger, each executive will receive a sign-on bonus and a payment in exchange for his restrictive covenants, provided that he has executed and not revoked a general employment release. The sign-on bonuses and payments in exchange for the restrictive covenants, respectively, will be made in the following amounts:  $78,360 and $2,100,000, respectively, for Mr. Stern; $811,164 and $1,500,000, respectively, for Mr. Peddicord; and $161,289 and $1,500,000, respectively, for Mr. Swartz. Each executive will also receive a retention bonus in the amount of $75,000 within five business days following the date which is six months following the merger, provided that (i) he is still employed by our operating partnership on the payment date or his employment has been terminated by our operating partnership without cause prior to the payment date or he has resigned for good reason, died or become disabled prior to the payment date, and (ii) he has executed and not revoked a general employment release;

•            Mr. Stern will agree that he will not be entitled to any payment or benefit pursuant to the agreement between him and GE dated April 5, 2006, concerning our 2005-2009 Outperformance Program;

•            Each executive will be subject to (1) a non-solicitation covenant under which each executive may not solicit (or have others solicit on his behalf) any of the tenants of properties owned or managed by our operating partnership or any of its parent companies or subsidiaries and (2) mutual non-disparagement covenants during the course of employment and for a period of 24 months following the date his employment with our operating partnership is terminated; and

•            Our operating partnership will indemnify each executive from and against any and all claims and losses arising from his agreement to amend his employment agreement to forego his cash severance payment thereunder in exchange for continued service with our operating partnership following a change in control, a sign-on bonus, a payment in exchange for restrictive covenants and a retention bonus opportunity, as described above.

The amendment to Mr. Davis’ employment agreement defers the payment of his cash severance amount and provision of his severance benefits for six months after the termination of his employment (or earlier if permitted by Section 409A) and provides for interest payments to be made to Mr. Davis on any amounts so deferred at an annual rate of 4.5%. The amendment also provides that the provisions of his employment agreement relating to gross-ups of compensation for any change in control excise taxes, severance amount and severance benefits, the impact of a change in control and general indemnification will survive the termination of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN REALTY, INC.

Date: April 26, 2006	By:	/s/ Richard S. Davis
Richard S. Davis
Executive Vice President and Chief Financial Officer